Exhibit 10.1
EXCHANGE AGREEMENT
     This EXCHANGE AGREEMENT, dated as of December ___, 2005, by and among the undersigned holders (collectively, the “Holders”) and HORIZON OFFSHORE, INC., a Delaware corporation (the “Company”).
W I T N E S S E T H
     WHEREAS, pursuant to the Amended and Restated Purchase Agreements, dated as of April 30, 2005, by and among the Company, the guarantors set forth therein, the Holders, and the other holders set forth therein (the "Note Agreement”), the Holders hold $___in aggregate principal amount of the Company’s 8% Subordinated Secured Notes due March 31, 2010 ("8% Notes");
     WHEREAS, the Holders and the Company desire that each of the Holders exchange the principal amount of their 8% Notes in the amount set forth beneath their names on the signature pages to this Agreement (the “Exchange Amount”) for shares of the Company’s common stock, par value $0.00001 per share ("Common Stock"), based up an exchange ratio of one share of Common Stock for each $0.38 of principal amount of 8% Notes exchanged and set forth below their name on the signature pages to this Agreement (the “Shares”); and
     WHEREAS, the Holders and the Company desire that the Company and the Holders enter into an Amended and Restated Registration Rights Agreement, in the Form of Exhibit A hereto (the "Registration Rights Agreement") with respect to the shares of Common Stock issued to the Holders pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Exchange of 8% Notes for Common Stock
     Section 1.1 (a) Subject to the terms and provisions of this Agreement, each of the Holders hereby agree to exchange the Exchange Amount for the Shares and, at the Closing (as defined below), the Holders will deliver to the Company, promissory notes evidencing the Exchange Amount.
                          (b) Subject to the terms and provisions of this Agreement, the Company hereby agrees to issue the Shares in exchange for the Exchange Amount and, at the Closing, will deliver to the Holders, certificates evidencing ownership of the Shares.
                          (c) The closing of the exchange of the Exchange Amount for the Shares (the “Closing") shall take place at the offices of the Company or at such other place as is mutually agreeable, at 10:00 a.m., local time on: (x) the date on which the last to be fulfilled or waived of the conditions set forth in Article V hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Holders and the Company may agree. The date on which the Closing occurs is referred to herein as the “Closing Date".

ARTICLE II
Defined Terms
     Section 2.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, shall, except where the context otherwise requires, have the following meanings:
     “Approval” means each and every approval, consent, filing and registration by or with any Person, including, without limitation, Governmental Authorities, necessary to authorize or permit the execution, delivery or performance of this Agreement and the issuance of the Shares, for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated by this Agreement.
     “Contractual Obligation” means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
     “Environment” means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.
     “Environmental Laws” means all federal, state and local laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.
     “Environmental Liabilities and Costs” means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Company or any of its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Company or any of its Subsidiaries is otherwise responsible under any Environmental Law.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “GAAP” means generally accepted accounting principles in effect from time to time in the United States.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Instrument” means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.
     “Lien” means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).
     “Material Adverse Change” means a material adverse change in (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Company and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Holders under this Agreement; or (c) the legality, validity or enforceability of the Transaction Documents.
     “Organic Document” means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its stock or partnership interests or other ownership interests.
     “Person” means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
     “Requirements of Law” means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and any permits under Environmental Laws, the requirements of the Occupational Safety and Health Administration, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.
     “Subsidiary” means, with respect to any Person, (1) any corporation of which the outstanding Stock having a least a majority of the votes entitled (without regard to the occurrence of any contingency) to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.
     “UCC” means the Uniform Commercial Code of any applicable jurisdiction, as in effect from time to time.

ARTICLE III
Representations of the Company
The Company represents and warrants to each Holder, as of the date hereof, as follows:
      Section 3.1 Organization and Warranties of the Company. Each of the Company and its Subsidiaries (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the date hereof and as contemplated to be conducted subsequent to the date hereof, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Change. The Company has full power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement (the “Transaction Documents").
      Section 3.2 Due Authorization. The execution and delivery by the Company of the Transaction Documents and the incurrence and performance by the Company of its respective obligations under the Transaction Documents have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of the Company or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on the Company’s properties pursuant to the provisions of any Contractual Obligation of the Company.
      Section 3.3 Validity, etc. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity.
      Section 3.4 Issuance of Common Stock. The Shares have been duly authorized and will be, upon issuance in accordance with the terms of this Agreement, duly and validly authorized, fully paid and non-assesssable, free and clear of any Liens (other than restrictions upon resale imposed by U.S. and state securities laws).
ARTICLE IV
Representations of the Holders
Each Holder represents and warrants to the Company, as of the date hereof, as follows:
     Section 4.1 (a) It owns its 8% Note, legally and beneficially, free of any Liens (other than restrictions on resale imposed by U.S. or state securities law).
(b) It (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the acquisition of the Shares, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to acquire the Shares; (ii) is acquiring the

Shares in the ordinary course of its business and for its own account for with no intention of distributing the Shares or any portion thereof or any arrangement or understanding with any other persons regarding the distribution of the Shares, in violation of applicable securities laws; (iii) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Shares except in compliance with the Securities Act and any applicable state securities laws; (iv) or its representatives, if any, have been furnished with, or have had access to, all materials relating to the business, finances and operations of the Company (including all reports filed with the Securities and Exchange Commission) and materials relating to the offer and sale of the Shares which have been requested by such Holder; such Holder, or its representatives, if any, have been afforded the opportunity to ask questions of the Company; provided, however, neither such inquiries nor any other due diligence investigations conducted by such Holder, or its representatives, if any, shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained in Article III above; and (v) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of its investment, and it is fully aware of and understands all the risks related to its acquisition of the Shares.
          (c) It understands that the Shares are being offered in transactions not involving any public offering within the meaning of the Securities Act and that the Shares have not been and will not be registered under the Securities Act.
          (d) It is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.
          (e) It acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and it agrees that if any of the acknowledgements, representations or agreements such Holder is deemed to have made in connection with its acquisition of the Shares is no longer accurate, it shall promptly notify the Company.
ARTICLE V
Conditions to Closings
     Section 5.1 Conditions Precedent to the Obligation of the Company to issue the Shares in exchange for the Exchange Amount. The obligation hereunder of the Company to issue the Shares to the Holders at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Accuracy of the Holders’ Representations and Warranties. The representations and warranties of each Holder will be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).
          (b) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
          (c) Registration Rights Agreement. The Holders shall have executed and delivered the Registration Rights Agreement.
     Section 5.2 Conditions Precedent to the Obligation of the Holders to Exchange the Exchange Amount for Shares. The obligation hereunder of each Holder to exchange the Exchange Amount for Shares at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Holder’s benefit and may be waived by each Holder at any time in its sole discretion.
                          (a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).
                          (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.
                          (c) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
                          (d) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Waivers, Amendments, etc.
                          (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Company and the Holders and (y) in the case of a waiver of any obligation of the Company or compliance with any prohibition contained in this Agreement, is consented to by the Holders.
     Section 6.2 Notices. All notices hereunder shall be in writing or by telecopy (confirmed in writing) and shall be sufficiently given to the Holders, or the Company if addressed or delivered to them at the following addresses:

If to the Holders:	To the address set forth beneath their name on the signature pages to this Agreement

If to the Company:	Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
Attention: Executive Vice President and Chief Financial Officer
Telecopier No.: (713) 361-2677

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Section 6.3 Indemnification. In consideration of the execution and delivery of this Agreement by the Holder, the Company hereby indemnifies, exonerates and holds the Holder, each of its successors and assigns, each of its officers, directors, employees, attorneys and agents of each Holder and each of their respective successors and assigns (each, a “Holder Party” and collectively, the “Holder Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, and Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Holder Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Holder Parties or any of them or asserted or awarded against the Holder Parties or any of them as a result of, or arising out of, or relating to:
                          (a) any transaction financed in whole or in part, directly or indirectly, with the proceeds from the original issuances of the 8% Notes;
                          (b) the use of any of the proceeds from the original issuances of the 8% Notes by the Company for any other purpose;
                          (c) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from any Holder in connection with this Agreement (other than investment banking firms and brokers retained by any Holder);
                          (d) the entering into and performance of this Agreement by any of the Holder Parties (other than the breach by such Holder Party of this Agreement);
                          (e) any investigation, litigation, or proceeding related to this Agreement;
                          (f) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by the Company or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present or future operations of the Company and the Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by the Company or any Subsidiary in the past, present or future; any Environmental Liabilities and Costs related to the past, present or future operations of the Company or any Subsidiary; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by the Company or any Subsidiary in the past, present or future; any alleged violations of any Environmental Law related to the past, present or future operations of the

Company or any Subsidiary; the performance of any remedial action that is related to any property owned, used, operated or leased by the Company or any Subsidiary in the past, present or future; the performance of any remedial action that is related to the past, present or future operations of the Company or any Subsidiary; and the imposition of any Lien on any property affected by this Agreement arising from any Environmental Liabilities or Costs; or
                          (g) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Holder (or any of their respective officers, directors, employees or agents) is a party thereto;
except for any such Indemnified Liabilities arising for the account of a particular Holder Party by reason of the relevant Holder Party’s bad faith, gross negligence, willful misconduct or breach of this Agreement as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees, to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of any Holder. Promptly after receipt by any Holder Party of notice of commencement of any claim, investigation, litigation or proceeding such Holder Party will, if a claim in respect thereof is to be made against the Company under this Section 6.3, deliver to the Company written notice of such commencement thereof, provided that the failure to give such notice shall not relieve the Company of their obligations under this Section 6.3 except to the extent the Company is actually prejudiced by such failure. The Company shall have the right to participate in the defense thereof (including participation in discussions regarding such defense) at their own expense, but only to the extent such participation would not, in the opinion of counsel to the Holder Party, result in a waiver of the attorney-client privilege of such Holder Party. If an indemnification claim in respect of any claim, investigation, litigation or proceeding is to be made against any Company under this Section 6.3 by any Holder Party, such Holder Party shall not settle or compromise any such claim, investigation, litigation or proceeding without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed) so long as the Company has provided evidence reasonably satisfactory to such Holder Party that the Company has the financial ability to satisfy the maximum amount for which such Holder Party may be found liable in connection with such claim, investigation, litigation or proceeding.
     Section 6.4 Severability. Any provision of the Transaction Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Transaction Documents or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 6.5 Headings. The various Headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
     Section 6.6 Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     Section 6.7 Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Transaction Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
                          (a) The Company hereby agrees that any legal action or proceeding against it with respect to this Transaction Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Holder may elect, and, by execution and delivery hereof, it accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Holders in writing, with respect to any action or proceeding brought by it against such Holders. The Company hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of any Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.
                          (b) The Company, hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to such Company, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Company at its address set forth in Section 6.2, but its failure to receive such copy shall not affect in any way the service of said process on said agent as such agent of the Company. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Holders thereof (and shall furnish to the Holders the consent of any successor agent so to act).
     Section 6.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all Holders.
     Section 6.9 Other Transactions. Nothing contained herein shall preclude any Holder from engaging in any transaction, in addition to those contemplated by this Transaction with the Company or any of its Subsidiaries and Affiliates that is not otherwise expressly prohibited under this Agreement.

     Section 6.10 Confidentiality. The Holders shall hold all non-public, proprietary or confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Holders may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as required by or any proposed transferee in connection with the contemplated transfer of any Convertible Notes or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or related document or pursuant to legal process. In no event shall any Holder be obligated or required to return any materials furnished to it by or on behalf of the Company.
     Section 6.11 Waiver of Jury Trial, etc. EACH OF THE HOLDERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT AND THE NOTES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH HOLDERS OR COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH HOLDERS ENTERING INTO THIS AGREEMENT.
     Section 6.12 Limitation of Liability. None of the Holders, the Company nor any Affiliates thereof shall have any liability with respect to, and each of the Holders and the Company hereby waive, release and agree not to sue upon, any claim for any special, indirect, punitive, exemplary or consequential damages suffered by such Person in connection with, arising out of, or in any way related to this Agreement, the transactions contemplated herein, or any act, omission or event occurring in connection therewith.
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[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

COMPANY:	HOLDERS:

HORIZON OFFSHORE, INC.	[insert signature blocks for Holders]

By:

Name:
Title:	Insert Address:

$________Insert principal amount of 8% Notes to be exchanged

_________Insert number of shares of Common Stock to be received in exchange for the 8% Notes (one share of Common Stock for each $.38 of principal amount of 8% Notes exchanged)